BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance/Statement of Change

(PURSUANT TO NRS 77.310, 77.340, 77.350, 77.380)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity Information:	Name of represented entity: Ruboer Leaf Inc. Entity or Nevada Business Identification Number (NVID): (for entities currently on file)
2. Registered Agent Acceptance:	[X] Registered Agent Acceptance
3. Information Being Changed:	Statement of Change takes the following effect: (select only one) [ ] Appoints New Agent (complete section 5) [ ] Update Represented Entity Acting as Registered Agent (complete sections 5) [ ] Update Registered Agent Name (complete sections 4 & 5) [ ] Update Registered Agent Address (complete sections 4 & 5)
4. Registered Agent Information Before the Change: (Non-commercial registered agents ONLY)	Name of Registered Agent OR Title of Office or Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
5. Newly Appointed Registered Agent or Registered Agent Information After the Change:	[X] Commercial Registered Agent (name only below) [ ] Noncommercial Registered Agent (name and address below) [ ] Office or Position with Entity (title or position and address below) Paracorp Incorporated Name of Registered Agent OR Title of Office or Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
6. Electronic Notification: (Optional)	Email address for electronic notifications for "Non-Commercial" or "Office or Position with Entity" registered agents only:
7. Certificate of Acceptance of Appointment of Registered Agent: (Required)	*I hereby accept appointment as Registered Agent for the above named Entity.* x for Paracorp Incorporated Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date
8. Signature of Represented Entity: (Required)	x XING XIU HUA Authorized Signature On Behalf of the Entity / Date

FEE: $60.00

This form must be accompanied by appropriate fees.

1	2	3	4	5	6	7	8	9	10
Name	Registered Agent	Stock Value	Officer Information	Business Information	Signature	Supporting Documentation	Required Filings	Review	Done

Category Type:

Business

Fee:

$275.00

Transaction Type:

Articles of Incorporation - Domestic Corporation

Business Name:

Rubber Leaf Inc

NAME AVAILABILITY SEARCH EDIT

Search By:

Name Reservation ID:

OR

Desired Entity Name:

Rubber Leaf Inc

REGISTERED AGENT INFORMATION EDIT

RA Name Type:

Individual Entity

Registered Agent Type:

Commercial Registered Agent

Entity Name:

PARACORP INCORPORATED

Address Line 1:

318 N CARSON ST #208

Address Line 2:

Country:

United States

Zip Code:

89701

City:

Carson City

State:

Nevada

Contact Number:

Email:

nv@parasec.com

Registered Agent Mailing Address Provided

STOCK VALUE **EDIT**

STOCK VALUE

- Authorized Shares
- Common Shares
- Preferred Shares

Type	# of Par Value Shares	Value
Authorized	140,000,000	0.001
Common	100,000,000	0.001
Preferred	40,000,000	0.001

# of No Par Value Shares:

0

Total Authorized Capital:

$280,000

Total Calculated Fees:

$275.00

Receipted Stock Fees:

$0.00

OFFICER INFORMATION

EDIT

ACTIVE OFFICERS

Title	Name	Address
President/CEO	XINGXIU HUA	318 CARSON ST. #208, CARSON CITY, NV 89701
Secretary	XINGXIU HUA	318 CARSON ST. #208, CARSON CITY, NV 89701
Treasurer	XINGXIU HUA	318 CARSON ST. #208, CARSON CITY, NV 89701

BUSINESS INFORMATION

EDIT

BENEFIT ELECTION

Benefit Corporation

ENTITY PURPOSE

The Purpose of this corporation shall be:

SIGNATURE XING XIU HUA **EDIT**

Name	Title	Address	Date
Xingxiu Hua	President/CEO, Treasurer & Secretary	318 CARSON ST. #208, CARSON CITY, NV 89701	5/17/2021

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

Name	Date
PARACORP INCORPORATED	5/17/2021

SUPPORTING DOCUMENTATION **EDIT**

File Description	Required	File Size
Certificate of Acceptance from the Registered Agent	Yes	107 KB

ADDITIONAL FILINGS REQUIRED **EDIT**

Date	Type	Filing Type	Status
5/17/2021 9:59:09 AM	Domestic Corporation (78)	Initial List	Pending

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